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                                                                   Exhibit 10.15
                                   TERM NOTE

$15,000,000                                             Pittsburgh, Pennsylvania
                                                                January 30, 1998

  THIS TERM NOTE (this Term Note, together with all extensions, renewals, amendments, substitutions and replacements hereto and hereof, is hereinafter referred to as this "Term Note") is executed and delivered under and pursuant to the terms of that certain Second Amended and Restated Credit Agreement dated as of even date herewith (the Second Amended and Restated Credit Agreement, together with all exhibits, schedules, amendments, extensions, renewals, substitutions and replacements thereto and thereof is hereinafter referred to as the "Credit Agreement") by and between UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC. (the "Borrower") and PNC BANK, NATIONAL ASSOCIATION (the "Bank").

  FOR VALUE RECEIVED the Borrower promises to pay to the order of the Bank at the Bank's principal office at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222 the lesser of (i) FIFTEEN MILLION DOLLARS ($15,000,000.00) or
(ii) the aggregate unpaid principal amount of all disbursements made by the Bank under the Term Loan Commitment on the opening of business on January 1, 1999, all as more fully defined by and set forth in Section 2.2 of the Credit Agreement.

  The outstanding principal balance hereunder shall be repaid in twenty-eight
(28) consecutive quarterly installments beginning March 31, 1999 and continuing thereafter on the last day of each June, September, December and March to and including the Term Loan Maturity Date. Each of the first twenty-our (24) quarterly installments will be in an amount equal to three and one-half percent (3.5%) of the principal balance of the Term Loan at the opening of business on January 1, 1999. Each of the twenty-fifth through twenty-eighth quarterly installments will be in an amount equal to four percent (4%) of the principal balance of the Term Loan at the opening of business on January 1, 1999. In addition, the outstanding principal balance hereunder may be subject to mandatory or voluntary prepayments, all as more fully set forth in section 2.2d of the Credit Agreement.

  Interest on the unpaid principal balance hereof shall be due and payable and shall be calculated in accordance with the terms of the Credit Agreement. The interest rate will be adjusted, when necessary and if appropriate, in accordance with the terms of the Credit Agreement. Interest payments shall be made at the office of the Bank set forth above.

  This Term Note is the Term Note referred to in the Credit Agreement.
Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof. All of the terms, conditions, covenants, representations and warranties of the Credit Agreement are incorporated herein by reference as if same were more fully set forth at length herein. All capitalized terms used herein as defined terms which are not defined herein but which are defined in the Credit Agreement shall have the same meanings herein as are given to them in the Credit Agreement.


                                   EXHIBIT C
                                   ---------
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  Upon the occurrence of any Event of Default specified in the Credit Agreement, the principal hereof and accrued interest hereon may become forthwith due and payable, all as more fully provided in the Credit Agreement.

  Demand, presentation, protest and notice of dishonor are hereby waived.

  POWER TO CONFESS JUDGMENT  The Borrower hereby empowers any attorney of any
  -------------------------
court of record within the Commonwealth of Pennsylvania, after the occurrence of any Event of Default, to appear for the Borrower and, with or without complaint filed, confess judgment, or a series of judgments, against the Borrower in favor of the Bank or any holder hereof for the entire principal balance of this Term Note and all accrued interest, together with costs of suit and an attorney's commission of the greater of 5% of such principal and interest or $1,000 added as a reasonable attorney's fee, and for doing so, this Term Note or a copy verified by affidavit shall be a sufficient warrant. The Borrower hereby forever waives and releases all errors in said proceedings and all rights of appeal and all relief from any and all appraisement, stay or exemption laws of any state now in force or hereafter enacted. Interest on any such judgment shall accrue at the Default Rate.

  No single exercise of the foregoing power to confess judgment, or a series of judgments, shall be deemed to exhaust the power, whether or not any such exercise shall be held by any court to be invalid, voidable, or void, but the power shall continue undiminished and it may be exercised from time to time as often as the Bank shall elect until such time as the Bank shall have received payment in full of the debt, interest and costs.

  Upon the Borrower's payment in full of all amounts due by the Borrower to the Bank hereunder, and upon the Borrower's full discharge and satisfaction of all of the other Obligations under the Credit Agreement, the Bank shall mark this Term Note "PAID" and return it to the Borrower.

  IN WITNESS WHEREOF, the Borrower, with the intent to be legally bound hereby, has caused this Term Note to be executed by its duly authorized officers as of the date first written above.



ATTEST:                               UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.



       /s/ Paul A. McGrath                   /s/ Richard M. Ubinger
___________________________________   ___________________________________ (SEAL)
Name: Paul A. McGrath                 Name:  Richard M. Ubinger
Title: Director Employee Relations/   Title: CFO/Treasurer
       General Counsel

BF 78054.2:   1/28/98:3
000011 - 012932

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